EXHIBIT 23:  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Paychex, Inc. of our report dated June 25, 1997, included in the fiscal 1997 Annual Report to Stockholders of Paychex, Inc.

We also consent to the incorporation by reference, in the registration statements of Paychex, Inc. outlined below, of our report dated June 25, 1997, with respect to the consolidated financial statements of Paychex, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended May 31, 1997.

a. Form S-8 - Paychex, Inc. 1987 Stock Incentive Plan - as filed with the Securities and Exchange Commission on October 9, 1987 (No. 33-17780) together with Post Effective Amendment No. 1 filed on November 13, 1992.

b. Form S-8 - Paychex, Inc. 1992 Stock Incentive Plan - as filed with the Securities and Exchange Commission on October 2, 1992 (No. 33-52772).

c. Form S-8 - Paychex, Inc. 401(k) Incentive Retirement Plan - as filed with the Securities and Exchange Commission on October 2, 1992 (No. 33-52838).

d.      Form S-8 - Pay-Fone Systems, Inc. 1993, 1990, 1987, 1983, 1981
        Incentive Stock Option Plans and Director Non-Qualified Stock Option Agreements, as filed with the Securities and Exchange Commission on June 15, 1995 (No. 33-60255).

e. Form S-8 - Paychex, Inc. 1995 Stock Incentive Plan - as filed with the Securities and Exchange Commission on November 17, 1995 (No. 33-64389).

f. Form S-3 - Paychex, Inc. Registration Statement under the Securities Act of 1933 - as filed with the Securities and Exchange Commission on October 30, 1996 (No. 333-15105), together with Post-Effective Amendment #1 filed on May 22, 1997.

g. Form S-3 - Paychex, Inc. Registration Statement under the Securities Act of 1933 - as filed with the Securities and Exchange Commission on January 31, 1997 (No. 333-20797), together with Amendment #1 filed on March 27, 1997 and Amendment #2 filed on May 22, 1997.

                                                  /s/ ERNST & YOUNG LLP
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Syracuse, New York                                ERNST & YOUNG LLP
August 13, 1997